UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 11, 2018

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1722 ROUTH STREET, SUITE 1300 DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

ENLC Revolving Credit Agreement

On December 11, 2018, EnLink Midstream, LLC (“ENLC”) entered into a Revolving Credit Agreement (the “Revolving Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Bank of Montreal and Royal Bank of Canada, as Co-Syndication Agents, Citibank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents, and the lenders party thereto.

The Revolving Credit Agreement will permit ENLC to borrow up to $1.75 billion on a revolving credit basis and includes a $500.0 million letter of credit subfacility. ENLC’s ability to borrow funds and obtain letters of credit under the Revolving Credit Agreement is conditioned upon, among other things, (i) the closing of the previously announced simplification transaction with EnLink Midstream Partners, LP (“ENLK”) (the “Simplification Transaction”), (ii) the prior or concurrent termination of ENLC’s and ENLK’s existing revolving credit facilities and (iii) ENLK guaranteeing ENLC’s obligations under the Revolving Credit Agreement upon the closing of the Simplification Transaction. The obligations under the Revolving Credit Agreement are unsecured.

The Revolving Credit Agreement includes procedures for additional financial institutions to become lenders, or for any existing lender to increase its revolving commitment thereunder, subject to an aggregate maximum of $2.25 billion for all commitments under the Revolving Credit Agreement.

The Revolving Credit Agreement will mature on the fifth anniversary of the initial funding date, unless ENLC requests, and the requisite lenders agree, to extend it pursuant to its terms. The Revolving Credit Agreement contains certain financial, operational, and legal covenants. The financial covenants will be tested on a quarterly basis, based on the rolling four-quarter period that ends on the last day of each fiscal quarter. The financial covenants include (i) maintaining a ratio of consolidated EBITDA (as defined in the Revolving Credit Agreement, which term includes projected EBITDA from certain capital expansion projects) to consolidated interest charges of no less than 2.50 to 1.0 at all times prior to the occurrence of an investment grade event (as defined in the Revolving Credit Agreement) and (ii) maintaining a ratio of consolidated indebtedness to consolidated EBITDA of no more than 5.00 to 1.00. If ENLC consummates one or more acquisitions in which the aggregate purchase price is $50.0 million or more, ENLC can elect to increase the maximum allowed ratio of consolidated indebtedness to consolidated EBITDA to 5.5 to 1.0 for the quarter in which the acquisition occurs and the three subsequent quarters.

Borrowings under the Revolving Credit Agreement will bear interest at ENLC’s option at the Eurodollar Rate (the LIBOR Rate) plus an applicable margin (ranging from 1.125% to 2.00%) or the Base Rate (the highest of the Federal Funds Rate plus 0.50%, the 30-day Eurodollar Rate plus 1.0% or the administrative agent’s prime rate) plus an applicable margin (ranging from 0.125% to 1.00%). The applicable margins vary depending on ENLK’s debt rating (or, after ENLC has a debt rating, ENLC’s debt rating). Upon breach by ENLC of certain covenants governing the Revolving Credit Agreement, amounts outstanding under the Revolving Credit Agreement, if any, may become due and payable immediately.

The foregoing description of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Revolving Credit Agreement, a copy of which is filed with this Current Report on Form 8-K (this “Current Report”) as Exhibit 10.1 and is incorporated herein by reference.

ENLK Term Loan Agreement

On December 11, 2018, ENLK entered into a Term Loan Agreement (the “Term Loan Agreement”) with Bank of America, N.A., as Administrative Agent, Bank of Montreal and Royal Bank of Canada, as Co-Syndication Agents, Citibank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents, and the lenders party thereto.

Also on December 11, 2018, ENLK borrowed $850 million under the Term Loan Agreement and used the net proceeds to repay a portion of the obligations outstanding under ENLK’s existing revolving credit facility. Upon the closing of the Simplification Transaction, ENLC will either guarantee ENLK’s obligations under the Term Loan Agreement or assume ENLK’s obligations thereunder, with ENLK becoming a guarantor of the term loan thereunder. The obligations under the Term Loan Agreement are unsecured.

The Term Loan Agreement will mature on December 10, 2021. The Term Loan Agreement contains certain financial, operational, and legal covenants. The financial covenants will be tested on a quarterly basis, based on the rolling four-quarter period that ends on the last day of each fiscal quarter. The financial covenants include (i) maintaining a ratio of consolidated EBITDA (as defined in the Term Loan Agreement, which term includes projected EBITDA from certain capital expansion projects) to consolidated interest charges of no less than 2.50 to 1.0 at all times prior to the occurrence of an investment grade event (as defined in the Term Loan Agreement) and (ii) maintaining a ratio of consolidated indebtedness to consolidated EBITDA of no more than 5.00 to 1.00. If ENLK consummates one or more acquisitions in which the aggregate purchase price is $50.0 million or more, ENLK can elect to increase the maximum allowed ratio of consolidated indebtedness to consolidated EBITDA to 5.5 to 1.0 for the quarter in which the acquisition occurs and the three subsequent quarters.

Borrowings under the Term Loan Agreement bear interest at ENLK’s option at the Eurodollar Rate (the LIBOR Rate) plus an applicable margin (ranging 1.00% to 1.75%) or the Base Rate (the highest of the Federal Funds Rate plus 0.50%, the 30-day Eurodollar Rate plus 1.0% or the administrative agent’s prime rate) plus an applicable margin (ranging from 0.00% to 0.75%). The applicable margins vary depending on ENLK’s debt rating (or, if ENLC has assumed or guaranteed the term loan and has a debt rating, ENLC’s debt rating). Upon breach by ENLK of certain covenants included in the Term Loan Agreement, amounts outstanding under the Term Loan Agreement, if any, may become due and payable immediately.

The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Term Loan Agreement, a copy of which is filed with this Current Report as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1

Revolving Credit Agreement, dated as of December 11, 2018, by and among EnLink Midstream, LLC, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Bank of Montreal and Royal Bank of Canada, as Co-Syndication Agents, Citibank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents, and the lenders party thereto.

10.2

Term Loan Agreement, dated as of December 11, 2018, by and among EnLink Midstream Partners, LP, Bank of America, N.A., as Administrative Agent, Bank of Montreal and Royal Bank of Canada, as Co-Syndication Agents, Citibank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC,
its Managing Member

Date: December 12, 2018	By:	/s/ Eric D. Batchelder
Eric D. Batchelder
Executive Vice President and Chief Financial Officer